Exhibit 10.2

EXECUTION COPY

AMENDED AND RESTATED GOVERNANCE AGREEMENT, dated as of August 10, 2004 (this “Agreement”), among MILLSTREAM ACQUISITION CORPORATION (to be renamed NationsHealth, Inc. at the Effective Time), a Delaware corporation (the “Company”), RGGPLS HOLDING, INC., a Florida corporation (the “RGGPLS”), and Arthur Spector (“Spector”).

Preliminary Statements

WHEREAS the Company, RGGPLS and Spector entered into a Governance Agreement, dated as of March 9, 2004 (the “Original Governance Agreement”), and they now desire to amend and restate the Original Governance Agreement (it being understood that all references herein to this “Agreement” refer to the Original Governance Agreement as amended and restated hereby and that all references herein to “the date hereof” or “the date of this Agreement” refer to March 9, 2004);

WHEREAS the Company has entered into an Amended and Restated Agreement and Plan of Merger, dated as of August 10, 2004 (the “Merger Agreement”), among the Company, N Merger L.L.C., a Florida limited liability company and a wholly owned subsidiary of the Company, and NationsHealth Holdings, L.L.C., a Florida limited liability company;

WHEREAS, at the Effective Time (as defined in the Merger Agreement), RGGPLS will own a majority of the issued and outstanding shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), without giving effect to the exercise or conversion of any warrants or options issued by the Company; and

WHEREAS, the Company, RGGPLS and Spector desire to establish in this Agreement certain terms and conditions concerning the corporate governance of the Company and certain other matters.

NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01   Definition of Certain Terms Used Herein.  (a)  As used herein, the following terms shall have meanings specified below:

“Affiliate” shall mean, with respect to any person, any other person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such person. For the purposes of this definition, “control” when used with respect to any particular person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“AMEX” shall mean the American Stock Exchange LLC.

“Applicable Exchange” shall mean Nasdaq, the NYSE, the AMEX or any other stock exchange, as the case may be, if the Common Stock is then traded on Nasdaq, the NYSE, the AMEX or such other stock exchange, and shall mean none of Nasdaq, the NYSE, the AMEX or any other stock exchange if the Common Stock is not then traded on Nasdaq, the NYSE, the AMEX or any other stock exchange.

“beneficial owner”, “beneficially own” or “beneficially owned” shall have the meanings assigned to such terms in Rule 13d-3 under the Exchange Act.

“Board of Directors” shall mean the Board of Directors of the Company.

“Class I”, “Class II” and “Class III” shall mean Class I, Class II and Class III, respectively, of the Board of Directors, and “Class” shall mean any one of them.

“Company By-laws” shall mean the Second Amended and Restated By-laws of the Company, as amended from time to time.

“Company Charter” shall mean the Second Restated Certificate of Incorporation of the Company, as amended from time to time.

“Company Proxy Statement” shall mean the proxy statement or consent solicitation statement filed by the Company pursuant to the Exchange Act in connection with an Election Meeting.

“directors” shall mean members of the Board of Directors.

“Election Meeting” shall mean (i) any annual or special meeting of the stockholders of the Company or (ii) any action by written consent of the stockholders of the Company, in either case where one or more directors are to be elected or removed.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Independent Director” shall mean a director or a person nominated for election as a director who is “independent” under the rules and regulations of the SEC and the Applicable Exchange.

“Liens” shall mean any pledges, claims, liens, charges, encumbrances or security interests of any kind or nature whatsoever.

“Nasdaq” shall mean The Nasdaq Stock Market, Inc.

“NYSE” shall mean The New York Stock Exchange, Inc.

“Percentage Interest” shall mean, with respect to a Stockholder for a given year, the percentage of the issued and outstanding Common Stock beneficially owned by such Stockholder (without giving effect to the exercise of any outstanding options or warrants); provided, however, that with respect to Spector, “Percentage Interest” shall not include any shares of Common Stock beneficially owned by Spector Family Trust.  The “Percentage Interest”, for either RGGPLS or Spector, for any given year, shall be calculated as of the date that is 150 days prior to the one year anniversary of the date of the annual meeting of the Company’s stockholders of the immediately preceding year.

“RGGPLS Director” shall mean any RGGPLS Nominee who is elected to the Board of Directors.

“RGGPLS Nominee” shall mean any person nominated by RGGPLS for election to the Board of Directors.

“SEC” shall mean the United States Securities and Exchange Commission or any other United States federal agency at the time administering the Securities Act or the Exchange Act, as applicable, whichever is the relevant statute.

“Shares” shall mean, with respect to a Stockholder, the shares of Common Stock owned by such Stockholder, including any shares of Common Stock acquired by such Stockholder after the date of this Agreement (including upon the exercise of warrants, rights or options).  “Shares” shall also be deemed to include any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

“Spector Director” shall mean any Spector Nominee who is elected to the Board of Directors.

“Spector Nominee” shall mean any person nominated by Spector for election to the Board of Directors.

“Spector Termination Event” shall mean the later to occur of (i) such time as the Percentage Interest of Spector is less than 1% and (ii) August 25, 2006.

“Stockholders” shall mean (i) RGGPLS and (ii) until the occurrence of a Spector Termination Event, Spector.

“Triggering Event” shall mean, if the Common Stock is then listed or quoted on an Applicable Exchange, the failure of the Company to constitute a “Controlled Company” for purposes of the rules and regulations of the Applicable Exchange (it being understood and agreed that if the Common Stock is not then listed or quoted on an Applicable Exchange, then a Triggering Event shall not be capable of occurring).

SECTION 1.02   Usage.  The definitions in this Article I shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references in this Agreement to Articles, Sections and Exhibits shall be deemed to be references to Articles, Sections and Exhibits of or to this Agreement, unless the context shall otherwise require. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, regardless of whether such phrase so appears.

ARTICLE II

Representations and Warranties

SECTION 2.01   Representations and Warranties of the Company.  The Company hereby represents and warrants to each of the Stockholders that:  (i) it is a corporation duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement, to carry out the provisions hereof and to perform its obligations hereunder; (ii) the execution, delivery and performance by the Company of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company; and (iii) this Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

SECTION 2.02   Representations and Warranties of the Stockholders.  Each Stockholder hereby represents and warrants to the Company and to each other Stockholder that this Agreement has been duly and validly executed and delivered by such Stockholder and constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

ARTICLE III

Board of Directors

SECTION 3.01   Composition of the Board of Directors.  As of the Effective Time, the Board of Directors shall be initially comprised of 11 directors.  As of the date first written above, each of RGGPLS and Spector has notified the other of the nine (9) persons, in the case of RGGPLS, and the two (2) persons (one to be in Class II and one (which shall be Spector) to be in Class III), in the case of Spector, that it has selected as initial directors, and RGGPLS and Spector agree that Schedule I to this Agreement includes the names of such persons as the initial directors of the Company.  Notwithstanding anything herein to the contrary, if the size of the Board of Directors is increased or decreased, the number of RGGPLS Nominees and Spector Nominees that RGGPLS or Spector, respectively, is entitled to include in the Company Proxy Statement pursuant to Section 3.02 shall increase or decrease accordingly; provided, however, that the percentage that the Spector Directors represent of the size (as increased or decreased) of the entire Board of Directors shall not be greater than 20%, rounding down any fractional numbers of Spector Directors; provided, further, that prior to a Spector Termination Event, notwithstanding any decrease in the size of the Board of Directors, Spector shall have the right to include at least one (1) Spector Nominee (which shall be Spector) in the Company Proxy Statement.

SECTION 3.02   Company Proxy Statement.

(a)                                  (1) With respect to each Election Meeting, RGGPLS shall have the right to include in the Company Proxy Statement with respect to the Class that is standing for election to the Board of Directors (or, if directors from more than one Class are to be elected, each such Class in which directors are to be elected):

(I)                                    if the Percentage Interest of RGGPLS is equal to or greater than 20%, three (3) RGGPLS Nominees for each such Class that is standing for election to the Board of Directors; provided, however, that:

(A)                              prior to the occurrence of a Triggering Event, one (1) of the RGGPLS Nominees in each of Class I, Class II and Class III shall be an Independent Director; and

(B)                                after the occurrence of a Triggering Event, (x) for purposes of each of Class I and Class III, two (2) of such RGGPLS Nominees shall be Independent Directors in each such Class (provided that in the case of this clause (x), after a Spector Termination Event, only one (1) of the RGGPLS Nominees for Class I shall be an Independent Director) and (y) for purposes of Class II, one (1) such RGGPLS Nominee shall be an Independent Director in such Class;

(II)                                if the Percentage Interest of RGGPLS is less than 20% but greater than or equal to 5%, one (1) RGGPLS Nominee (which not need be an Independent Director) for each of Class I and Class II, and two (2) RGGPLS Nominees (which need not be Independent Directors) for Class III; and

(III)                            if the Percentage Interest of RGGPLS is less than 5%, one (1) RGGPLS Nominee (which need not be an Independent Director) for each Class.

(2) With respect to each Election Meeting, Spector shall have the right to include in the Company Proxy Statement with respect to the Class that is standing for election to the Board of Directors (or, if directors for more than one Class are to be elected, each such Class in which directors are to be elected):

(I)                                    if the Percentage Interest of Spector is greater than or equal to 1%, then one (1) Spector Nominee (which need not be an Independent Director) in each of Class II and Class III, but no Spector Nominees in Class I; provided, however, that:

(A)                              after the occurrence of a Triggering Event, the Spector Nominee in Class II shall be an Independent Director; and

(II)                                if the Percentage Interest of Spector is less than 1% and a Spector Termination Event has not occurred, then one (1) Spector Nominee (which shall be Spector) in Class III, but no Spector Nominees in either Class I or Class II.

(b)                                 With respect to each Election Meeting, the Company shall include the appropriate number of such RGGPLS Nominees and Spector Nominees in the Company Proxy Statement, in accordance with Section 3.02(a).

(c)                                  The Company shall cause each RGGPLS Nominee and Spector Nominee included in the Company Proxy Statement to be included in management’s slate of nominees for such Election Meeting.

(d)                                 Prior to taking office, each RGGPLS Director and Spector Director that is not an Independent Director shall agree in writing to resign, if requested by the party that had nominated such director, upon the occurrence of a Triggering Event.

(e)                                  Prior to the occurrence of a Triggering Event, (i) RGGPLS or Spector shall be entitled to remove any RGGPLS Director or Spector Director, respectively (a “Requested Removal”), (ii) the Company shall prepare and file a Company Proxy Statement relating to such Requested Removal and (iii) RGGPLS or Spector shall be permitted to include in the Company Proxy Statement relating to such Requested Removal a replacement RGGPLS Nominee or Spector Nominee, respectively.

SECTION 3.03   Chairman.  Until the occurrence of a Spector Termination Event, (x) so long as Spector is a director Spector shall be the non-executive Chairman of the Board of Directors, unless he earlier resigns or is unable to serve, or unless the Board of Directors removes him (i) if the Percentage Interest of RGGPLS is equal to or greater than 20%, by an affirmative vote of not less than 85% of its members at the time or (ii) if the Percentage Interest of RGGPLS is less than 20%, by an affirmative vote of a majority of its members at the time and (y) Spector shall not be removed as a director from the Board of Directors at any time prior to the occurrence of a Triggering Event without the affirmative vote of 85% of the outstanding shares of Common Stock.

SECTION 3.04   Triggering Event.  Upon the occurrence of a Triggering Event, (A) RGGPLS shall take all actions necessary to cause two RGGPLS Directors who are not Independent Directors to resign as promptly as practicable and to designate two Independent Directors to fill the vacancies created by such resignations and (B) Spector shall take all actions necessary to cause one Spector Director to resign and to designate one Independent Director to fill the vacancy created by such resignation, so as to comply with the rules and regulations of the Applicable Exchange and to give full effect to Section 3.02, and the Board of Directors shall fill such vacancies with such Independent Directors.

SECTION 3.05   Resignation and Removal of Directors.  In the event that a RGGPLS Director or a Spector Director shall resign, retire, be removed, die or no longer be able to serve (for whatever reason) prior to the expiration of the term of the Class to which such director was elected, then (A) if such director shall be a RGGPLS Director, then RGGPLS shall have the exclusive right to designate an individual to fill such vacancy and the entire Board of Directors shall fill such vacancy with such person, and (B) if such director shall be a Spector Director, then Spector shall have the exclusive right to designate an individual to fill such vacancy and the entire Board of Directors shall fill such vacancy with such person.  The term of any director elected to fill a vacancy shall expire at the end of the term of the Class for which such director’s predecessor was elected.

SECTION 3.06   Solicitation and Voting of Shares.  (a)  In connection with each Election Meeting, the Company shall use its reasonable best efforts to solicit from the stockholders of the Company eligible to vote for the election of directors proxies in favor of the RGGPLS Nominees and Spector Nominees included in the Company Proxy Statement in accordance with Section 3.02.

(b)                                 At each Election Meeting, each Stockholder hereby agrees (x) if any annual or special meeting of the stockholders of the Company is held, to appear at such meeting or otherwise cause its Shares to be counted as present thereat for purposes of establishing a quorum, and (y) to vote or to act by written consent with respect to (or cause to be voted or acted upon by written consent), (i) all Shares for which such Stockholder thereof is the record holder or beneficial owner at the time of such vote or action by written consent and (ii) all Shares as to which such Stockholder thereof at the time of such vote or action by written consent has voting control, in each case:

(A)                              In favor of all of the RGGPLS Nominees and Spector Nominees (or, if applicable, in favor of a Requested Removal of any RGGPLS Director or Spector Director) that are included in the Company Proxy Statement; and

(B)                                Against (i) the election of any person or persons nominated in opposition to the RGGPLS Nominees or Spector Nominees or (ii) the removal (other than a Requested Removal) of the RGGPLS Directors or Spector Directors.

(c) In any other matter submitted to a vote of the stockholders of the Company, each Stockholder may vote any or all of its Shares in its sole discretion.

SECTION 3.07   Committees.  Subject to the general oversight and authority of the Board of Directors under applicable law, the Board of Directors shall establish, empower and maintain (i) an audit committee, which shall consist of three (3) Independent Directors, (ii) a compensation committee, which shall initially consist of one (1) RGGPLS Director (which shall be Glenn M. Parker, M.D.), one (1) Spector Director (which shall be Spector) and three (3) Independent Directors and (iii) after the occurrence of a Triggering Event, any committees that would be required pursuant to the rules and regulations of the Applicable Exchange.

SECTION 3.08   Spector Termination Event.  Upon the occurrence of a Spector Termination Event, (i) Spector shall cease to have any rights under this Agreement, including any rights to include in the Company Proxy Statement for nomination any Spector Nominees and (ii) the Company and RGGPLS shall cease to have any obligations to Spector under this Agreement.

SECTION 3.09   Certain Actions.  Each Stockholder agrees that it will, and will cause its subsidiaries and Affiliates to, take all action as a stockholder of the Company or as is otherwise within its control as are necessary to give effect to the provisions of this Agreement and to perform, pay and satisfy all of their respective obligations and liabilities hereunder as and when due.

ARTICLE IV

Officers

SECTION 4.01   Officers.  As of the Effective Time, the Board of Directors shall elect the following persons as the following officers of the Company:  (a) Glenn M. Parker, M.D., as Chief Executive Officer of the Company; (b) Robert Gregg, as Chief Operating Officer of the Company; (c) Lewis Stone, as President of the Company; and (d) Timothy Fairbanks, as Chief Financial Officer of the Company.  In each case, such person shall serve as such officer unless he earlier resigns or is unable to serve, or unless the Board of Directors removes him by an affirmative vote of not less than a majority of its members at the time.

ARTICLE V

Covenants

SECTION 5.01   Status of the Company.  At all times prior to the occurrence of a Triggering Event and so long as the Common Stock is listed or quoted on an Applicable Exchange, the Company and each Stockholder shall publicly take the position that the Company is a “Controlled Company” within the rules or regulations of the Applicable Exchange and cause the disclosure in all statements, reports, proxy statements or other documents filed by the Company or such Stockholder, as applicable, with the SEC pursuant to the Exchange Act to state that the Company is a “Controlled Company” within the rules and regulations of the Applicable Exchange and the basis for such determination.

SECTION 5.02   Company Charter and Company By-laws.  The Company and the Board of Directors shall take or cause to be taken all lawful action necessary to ensure at all times that the Company Charter and Company By-laws of the Company are not at any time inconsistent with the provisions of this Agreement.

ARTICLE VI

Term of Agreement

SECTION 6.01   Term of Agreement.  This Agreement shall become effective upon the occurrence of the Effective Time; provided, however, that if the Merger Agreement is terminated in accordance with its terms then this Agreement shall terminate and be of no further force or effect as if this Agreement were never executed and delivered.  Unless earlier terminated as provided in the preceding sentence, this Agreement shall terminate (i) with respect to RGGPLS, at the later to occur of (A) such time as the Percentage Interest of RGGPLS is less than 1% or (B) August 25, 2006, (ii) with respect to Spector (other than with respect to the obligation of Spector under clause (B) of Section 3.04), upon the occurrence of a Spector Termination Event, (iii) upon delivery by RGGPLS to the Company (and prior to the occurrence of a Spector Termination Event, Spector) of written notice stating that RGGPLS has elected, which RGGPLS may do in its sole discretion, pursuant to this clause (iii) of this Section 6.01 to terminate this Agreement and (iv) in all other instances, upon the sixth anniversary of the date hereof.

ARTICLE VII

Miscellaneous Provisions

SECTION 7.01   Specific Performance.  The parties hereto hereby declare that irreparable damage would occur as a result of the failure of any party hereto to perform any of its obligations under this Agreement in accordance with the specific terms hereof. Therefore, all parties hereto shall have the right to specific performance of the obligations of the other parties under this Agreement and if any party hereto shall institute any action or proceeding to enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has an adequate remedy at law. The right to specific performance should be in addition to any other remedy to which a party hereto may be entitled at law or in equity.

SECTION 7.02   Conflicts and Inconsistent Agreements.  Each of the Stockholders and the Company shall take all action necessary, including but not limited to the voting of capital stock of the Company, to ensure that the certificate of incorporation and by-laws of the Company and the certificates of incorporation and by-laws or other governing documents of the Company’s subsidiaries are consistent with, and do not conflict with, the terms of this Agreement.  Neither the Company nor any Stockholder shall enter into any agreement inconsistent with the terms of this Agreement.

SECTION 7.03   Complete Agreement.  This Agreement constitutes the entire agreement and understanding among the parties hereto with respect to the matters referred to herein and supersedes all prior agreements and understandings among the parties hereto with respect to the matters referred to herein.

SECTION 7.04   Amendment.  This Agreement may not be amended, modified or supplemented and no waivers of or consents to departures from the provisions hereof may be given unless consented to in writing by the Company and each of the Stockholders.

SECTION 7.05   Successors; Assigns.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including by operation of law, by any Stockholder without the prior written consent of the Company. The terms and conditions of this Agreement shall be binding on and inure to the benefit of the respective successors and permitted assigns of the parties hereto.  Notwithstanding anything in this Agreement to the contrary, the parties hereto agree that RGGPLS shall be permitted to merge with or into, consolidate with, liquidate and recontribute its assets and liabilities to, convert into, exchange its capital stock for equity interests in, or otherwise change its form or status to, in each case a limited liability company the equity interests of which are beneficially owned in the same proportion and by the same persons as the capital stock of RGGPLS was beneficially owned (each of such actions, a “Conversion” and, RGGPLS as so Converted into a limited liability company, “Newco”), and, that from and after such Conversion (i) Newco shall succeed to all of the rights and obligations of RGGPLS under this Agreement without the consent of or any action of any of the parties hereto or any written amendment hereto, (ii) Newco shall be entitled to enforce all of the rights, and perform all of the obligations, hereunder as if Newco was a signatory hereto and (iii) all references in this Agreement to RGGPLS shall be deemed references to Newco.

SECTION 7.06   Attorney Fees.  A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and expenses, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled.

SECTION 7.07   Notices.  All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex, cable or telecopy or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows (or at such other address, telephone number and fax number as a party shall notify each other party hereto):

(i)  if to the Company before the Effective Time:

Millstream Acquisition Corporation

c/o Arthur R. Spector

435 Devon Park Drive

Building 400

Wayne, PA 14087

Attention:                 Chairman, Chief Executive
Officer and President

Telecopy No.: (610) 254-4367

with a copy to:

Klehr, Harrison, Harvey, Branzburg &
Ellers LLP

260 South Broad Street, Suite 400

Philadelphia, PA  19102-5003

Attention:  Barry J. Siegel, Esq.

Telecopy No.: (215) 568-6603

(ii)  if to the Company on or after the Effective Time:

NationsHealth, Inc.

13650 N.W. 8th St., Suite 109

Sunrise, FL  33325

Attention:  Chief Executive Officer

Telecopy No.: (954) 903-5005

with a copy to:

McDermott Will & Emery LLP

201 S. Biscayne Blvd., Suite 2200

Miami, FL  33131

Attention: Ira J. Coleman, Esq.

Telecopy No.:                     (305) 347-6500

 (iii)  if to RGGPLS:

RGGPLS Holding, Inc.
13650 N.W. 8th Street, Suite 109
Sunrise, FL  33325

Attention:                 Glenn M. Parker, M.D.,
Robert Gregg and
Lewis Stone

Telecopy No.:  (954) 903-5005

with a copy to:

McDermott, Will & Emery

201 S. Biscayne Blvd., Suite 2200

Miami, FL  33131

Attention:                 Ira J. Coleman, Esq.

Telecopy No.:  (305) 347-6500

(iv)  if to Spector:

Arthur Spector
435 Devon Park Drive
Building 400
Wayne, PA 14087

with a copy to:

Klehr, Harrison, Harvey, Branzburg & Ellers LLP
260 South Broad Street
Philadelphia, PA 19102
Attention:  Barry J. Siegel, Esq.
Telecopy No.:  (215) 568-6603

SECTION 7.08   Interpretation: Exhibits and Schedules.  The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement.

SECTION 7.09   Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

SECTION 7.10   Severability.  If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, then (i) such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstance and (ii) the parties hereto agree to amend this Agreement so as to replace the invalid, illegal or unenforceable provisions with valid provisions, the effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.11   Governing Law.  This Agreement and all actions contemplated hereby shall be governed by and construed and enforced in accordance with the laws of the State of Delaware (without regard to conflict of laws principles).

SECTION 7.12   Submission to Jurisdiction.  Any and all suits, legal actions or proceedings arising out of this Agreement shall be brought in the Superior Court or the Court of Chancery of the State of Delaware or the United States District Court for the District of Delaware or in the Supreme Court of the State of New York, New York County or the United States District Court for the Southern District of New York and each party hereby submits to and accepts the exclusive jurisdiction of such courts for the purpose of such suits, legal actions or proceedings. In any such suit, legal action or proceeding, each party waives personal service of any summons, compliant or other process and agrees that service thereof may be made by certified or registered mail directed to it at its address set forth in the books and records of the company.  To the fullest extent permitted by law, each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue or any such suit, legal action or proceeding in any such court and hereby further waives any claim that any suit, legal action or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 7.13   Waiver of Jury Trial.  Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement.  Each party (i) certifies that no representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 7.13.

SECTION 7.14   No Waiver of Rights.  No failure or delay on the part of any party in the exercise of any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude other or further exercise thereof or of any other right or power. The waiver by any party or parties hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder. All rights and remedies existing under this Agreement are cumulative and are not exclusive of any rights or remedies otherwise available.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

MILLSTREAM ACQUISITION CORPORATION

by

/s/ Arthur Spector
	Name:	Arthur Spector
	Title:	Chairman, Chief Executive Officer and President

RGGPLS HOLDING, INC.

by

/s/ Glenn M. Parker
	Name:	Glenn M. Parker
	Title:	President

/s/ Arthur Spector
Arthur Spector

SCHEDULE I

Board of Directors of the Company
at the Effective Time

Class I

Timothy Fairbanks*

Gary D. Small*

Michael D. Tabris*

Class II

Lewis Stone*

Richard R. Howard*

George F. Raymond*

Don K. Rice**

Class III

Arthur Spector**

Glenn M. Parker, M.D.*

Elliot F. Hahn*

Raymond N. Steinman*

*                 Selected by RGGPLS

**          by Spector